Exhibit 99.1

REMARKETING TERMS SUMMARY

On September 17, 2007, the class A-5B notes were reset from their current terms to the following terms, which terms will be applicable until the final maturity date for the class A-5B notes.

Original principal amount	$430,000,000
Current outstanding principal amount	$430,000,000
Principal amount being remarketed(1)	$410,000,000
Remarketing Terms Determination Date	September 5, 2007
Notice Date	September 7, 2007
Spread Determination Date	September 12, 2007
Current reset date	September 17, 2007
All Hold Rate	Three-Month LIBOR plus 0.35%
Next applicable reset date	N/A
Interest rate mode	Floating
Index	Three-Month LIBOR
Spread	Plus 0.45%
Day-count basis	Actual/360

(1)Hold Notices regarding $20,000,000 aggregate principal amount of class A-5B notes were timely delivered and the related notes will be retained by the existing noteholders. All other class A-5B notes were remarketed on the reset date.